Exhibit 99.1

Contact:     Jane W. McCahon, Vice President, Corporate Relations

(312) 592-5379 jane.mccahon@teldta.com

Julie D. Mathews, Manager, Investor Relations

(312) 592-5341 julie.mathews@teldta.com

FOR IMMEDIATE RELEASE

TDS ANNOUNCES PLAN TO RECLASSIFY SPECIAL COMMON SHARES
INTO COMMON SHARES WITHOUT CHANGING VOTING CONTROL

Proposed Transaction Will Simplify TDS Capital Structure, Improve Market Liquidity
and Provide Greater Financial Flexibility

CHICAGO — Aug. 8, 2011 — Telephone and Data Systems, Inc. [NYSE: TDS, TDS.S] today announced that its Board of Directors has unanimously approved several amendments to the TDS certificate of incorporation that it believes will provide significant advantages to TDS and its shareholders. The amendments include a share consolidation amendment, to reclassify its Common Shares and Special Common Shares into a single class of publicly-traded Common Shares on a one-for-one basis, and a vote amendment, which will set the Series A Common Shares voting rights at current levels. Both amendments are subject to shareholder approval as discussed below and both must be approved for either to be effective.

“After a great deal of analysis and consideration, we believe the proposed amendments will simplify TDS’ capital structure, benefit our shareholders by improving liquidity and visibility, and give TDS greater financial flexibility,” said Kenneth R. Meyers, executive vice president and CFO.  “We feel strongly that this is the right step for TDS, and we will seek approval of the share consolidation and vote amendments by the unaffiliated holders of Common and Special Common shares — voting separately as classes — so these shareholders will ultimately determine if this transaction should be implemented.”

The reclassification of the Special Common Shares as Common Shares will eliminate the discount in the market price of the Special Common Shares compared to the Common Shares.  TDS believes that the reclassification will result in greater public float and increased market liquidity, and reduce complexity, which could broaden TDS’ investor base and reduce the negative impact on TDS’ market valuation of having two relatively less liquid classes of publicly-traded common stock.

TDS views these proposed amendments as providing the financial flexibility expected from the initial distribution of Special Common Shares in 2005. The share consolidation and vote amendments together will allow TDS to use its equity for acquisitions and benefit plans without the current economic dilution from the discounted Special Common Shares.

Share Consolidation Amendment

The proposed share consolidation amendment would reclassify outstanding Special Common Shares as Common Shares on a one-for-one basis in recognition of the substantially identical economic rights of the two classes today, including equal rights with respect to dividends and in the event of various corporate transactions.

The Common Shares are currently listed on the New York Stock Exchange (“NYSE”) under the symbol “TDS” and the Special Common Shares are currently listed on the NYSE under the symbol “TDS.S”.  If the reclassification is approved and becomes effective, the Special Common Shares will cease to be outstanding and cease to trade and will be reclassified into Common Shares, which will continue to trade on the NYSE under the symbol “TDS”.

Vote Amendment

The proposed amendment to the TDS certificate of incorporation would set the percentage voting power, in matters other than the election of directors, of the non-publicly-traded Series A Common Shares and newly-consolidated publicly-traded Common Shares. The newly-consolidated publicly-traded Common Shares will continue to elect four of twelve directors on the TDS board.

Following the reclassification, for matters other than the election of directors, the aggregate voting power of the Series A Common Shares and Common Shares, respectively, will be set at the aggregate voting power that the Series A Common Shares and Common Shares had immediately prior to the effective time of the reclassification.  Based on the shares outstanding as of June 30, 2011, the aggregate voting power of the Series A Common Shares and Common Shares, in matters other than the election of directors, was approximately 56.7 percent and 43.3 percent.  These percentages would be subject to adjustment for changes in the outstanding Series A Common Shares, except that the percentage voting power of the Series A Common Shares could not increase above the percentage voting power that they have immediately prior to the reclassification (which was 56.7 percent based on shares outstanding on June 30, 2011).  The purpose of this vote amendment is to retain the current relative voting power of the shares held by the publicly-traded shares and the Series A Common Shares.  However, the voting power of the TDS Voting Trust in matters other than the election of directors would increase by 2.7 percent from 53.6 percent to 56.3 percent (based on shares outstanding on June 30, 2011) due to the reclassification of its Special Common Shares into Common Shares.

Shareholder Approvals

As mentioned above, in addition to required statutory votes, the share consolidation and vote amendments will be subject to the approval of a majority of the unaffiliated holders of Common Shares and Special Common Shares, each voting separately as a class at a special meeting of shareholders.  For purposes of this vote, unaffiliated holders will not include the TDS Voting Trust, members of the Carlson family that are TDS shareholders, or directors or executive officers of TDS.  Accordingly, the proposed transactions will require substantial support from unaffiliated public shareholders to be approved.

The trustees of the TDS Voting Trust have indicated that they support the proposed transactions.

Ancillary Amendment

As part of the transactions, TDS will also seek to amend various obsolete and inoperative provisions in its certificate of incorporation to simplify TDS’ capital structure, including removing all references to tracking stock, which TDS has never issued and does not plan to issue.

In addition, certain compensation plans would be amended as a result of these amendments to the TDS certificate of incorporation.

Board Recommendation

The TDS Board of Directors, including all independent members, has unanimously approved the proposed amendments, believes the adoption of such proposals is in the best interests of TDS and its shareholders, and unanimously recommends that shareholders vote “FOR” such proposals.

The Board has also directed that the proposed transactions be submitted to TDS shareholders for consideration at a special meeting of shareholders. The record date of the special meeting has been set for August 18, 2011.  The date of the special meeting has not yet been set by the Board.

Timing and Process

TDS is filing a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the proposed transactions.  TDS expects to hold the special meeting as soon as practicable after the definitive proxy statement is available.  Additional information is included in the preliminary proxy statement and will be included in the definitive proxy statement after it is filed with the SEC.

The proposed transactions are expected to take place shortly after the special meeting, subject to TDS shareholder approval and certain other conditions. The transactions are intended to be tax-free to TDS and its shareholders.

Citigroup Global Markets Inc. (“Citi”) is acting as financial advisor to TDS in connection with the foregoing proposals.

In addition, Credit Suisse is acting as financial advisor to the independent directors on the TDS Board in connection with the foregoing proposals.

Conference Call Information

TDS will hold a conference call today at 7:30 a.m. CDT to discuss its second quarter earnings and the proposed transactions.

Access the live call on the Investor Relations page of www.teldta.com or at http://www.videonewswire.com/event.asp?id=81248

Access the call by phone at 877/407-8029 (US/Canada), no pass code required.

Before the call, certain information to be discussed during the call will be posted to the Conference Calls page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

IMPORTANT INFORMATION: This press release is not a solicitation of a proxy from any TDS shareholder.  Additional information relating to the foregoing proposals to be submitted to TDS shareholders is included in TDS’ preliminary proxy statement and will be included in TDS’ definitive proxy statement when it becomes available.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ SUCH DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders and other investors may access such documents without charge when they become available at the SEC’s web site (www.sec.gov) and on the TDS web site (www.teldta.com) in the Investor Relations section on the SEC filing page. In addition, shareholders may obtain a free copy of the definitive proxy statement when it is available by contacting MacKenzie Partners at (800) 322-2885.

TDS and its executive officers, directors and nominees may be deemed to be participants in the solicitation of proxies from TDS shareholders in connection with the foregoing proposals.  Information regarding the security ownership and other interests of TDS’ executive officers and directors is included in TDS’ preliminary proxy statement and will be included in TDS’ definitive proxy statement when it is available.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless, local and long-distance telephone and broadband services to approximately 7.1 million customers in 36 states through its business units, U.S. Cellular (wireless) and TDS Telecom (wireline). Founded in 1969 and headquartered in Chicago, TDS employed 12,300 people as of June 30, 2011.

Visit www.teldta.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates, projections and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the ability of the company to successfully grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by TDS to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit our web sites at:

TDS: www.teldta.com	TDS Telecom: www.tdstelecom.com
USM: www.uscellular.com

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